Exhibit 23.2

CONSENT LETTER

To     Zai Lab Limited

4560 Jinke Road, Bldg. 1, Fourth Floor

Pudong, Shanghai 201210

People’s Republic of China

March 29, 2019

Dear Sir/Madam:

We hereby consent to the reference of our name under the headings “Item 6.B. Directors, Senior Management and Employees—Compensation—Employment Arrangements with Our Executive Officers—Employment Agreements with Executive Officers at Zai Lab (Shanghai) Co., Ltd.” in Zai Lab Limited’s Annual Report on Form 20-F for the year ended December 31, 2018 (the “Annual Report”), which will be filed with the Securities and Exchange Commission (the “SEC”) in the month of March 2019. We also consent to the filing of this consent letter with the SEC as an exhibit to the Annual Report.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Very truly yours,

/s/Zhong Lun Law Firm

Zhong Lun Law Firm

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